Exhibit 99.1

February 16, 2022

FOR IMMEDIATE RELEASE

Investor Contact: Mark Warren (205) 298-3220

Media Contact: Janet Kavinoky (205) 298-3220

VULCAN ANNOUNCES SENIOR LEADERSHIP APPOINTMENTS

Birmingham, Alabama – February 16, 2022 – Vulcan Materials Company (NYSE: VMC), the nation’s largest producer of construction aggregates, today announced that Suzanne Wood has decided to retire as Senior Vice President and Chief Financial Officer effective September 1, 2022. Ms. Wood will then remain with the Company in a consulting capacity until the end of the year. The Board of Directors has appointed Mary Andrews Carlisle, Vice President – Finance, as Ms. Wood’s successor, effective September 1, 2022.

Additionally, Vulcan announced today that Darren Hicks, who is currently Vulcan’s Vice President – Human Resources, has been appointed to the newly-created role of Senior Vice President and Chief Human Resources Officer, effective March 1, 2022.

Tom Hill, Chairman and Chief Executive Officer, said, “Suzanne’s leadership has played an important role in our success, including our ability to deliver growth and enhanced profitability, despite inflationary pressures and challenges from the pandemic. Vulcan’s sound financial position reflects her close attention to balance sheet strength, cash generation and return on invested capital during her tenure. We are saddened to be losing Suzanne but understand her decision to retire in order to focus more time on her family.”

Mr. Hill continued, “Mary Andrews has been a standout leader in our finance group and deeply involved in all aspects of our business for the past 16 years. Mary Andrews has in-depth knowledge of Vulcan’s business, having worked closely with Suzanne in the planning and execution of our financial strategy, and will continue to work side-by-side with Suzanne in the coming months as part of the transition.”

“Darren brings to this new role a wealth of experience, and importantly, a deep understanding of Vulcan’s culture from his 27 years with the Company. We believe strongly that our culture and our people are key to our success. During his tenure, Darren has been a champion of mentoring and diversity and inclusion initiatives.”

Regarding Mary Andrews and Darren’s appointments, Mr. Hill stated, “Our Board and management team understand the importance of succession planning across all senior leadership positions in order to develop talented leaders and deep bench strength. With Mary Andrews as our Chief Financial Officer and Darren as our Chief Human Resources Officer, we will move forward with our aggregates-focused strategy without missing a beat.”

February 16, 2022

FOR IMMEDIATE RELEASE

About Mary Andrews Carlisle

Ms. Carlisle has served Vulcan in roles of increasing responsibility in multiple divisions as well as in corporate finance groups and business development since 2006. In her most recent role, she led a number of key financial, operational and corporate initiatives related to the Company’s four strategic disciplines. She has bachelor’s degrees in Economics and Spanish from the University of Virginia and an MBA from the University of Alabama.

About Darren Hicks

In his new role as Chief Human Resources Officer, Darren Hicks will be responsible for developing and executing human resources strategies to support the organization’s overall business plan and strategic direction. Hicks’s strategic leadership will include a focus on talent management, leadership development, and the importance of diversity and inclusion initiatives.

Hicks joined Vulcan in 1994. He has held various positions of increasing responsibility in Human Resources. In addition to his corporate roles, he has worked in multiple operating divisions across Vulcan’s footprint including the International division. Hicks holds a Bachelor’s degree in Human Resources Management and an MBA from the University of Alabama.

About Vulcan Materials Company

Vulcan Materials Company, a member of the S&P 500 Index with headquarters in Birmingham, Alabama, is the nation's largest supplier of construction aggregates – primarily crushed stone, sand and gravel – and a major producer of aggregates-based construction materials, including asphalt and ready-mixed concrete. For additional information about Vulcan, go to www.vulcanmaterials.com.

FORWARD-LOOKING STATEMENT DISCLAIMER

This document contains forward-looking statements. Statements that are not historical fact, including statements about Vulcan's beliefs and expectations, are forward-looking statements. Generally, these statements relate to future financial performance, results of operations, business plans or strategies, projected or anticipated revenues, expenses, earnings (including EBITDA and other measures), dividend policy, shipment volumes, pricing, levels of capital expenditures, intended cost reductions and cost savings, anticipated profit improvements and/or planned divestitures and asset sales. These forward-looking statements are sometimes identified by the use of terms and phrases such as “believe,” “should,” “would,” “expect,” “project,” “estimate,” “anticipate,” “intend,” “plan,” “will,” “can,” “may” or similar expressions elsewhere in this document.  These statements are subject to numerous risks, uncertainties, and assumptions, including but not limited to general business conditions, competitive factors, pricing, energy costs, and other risks and uncertainties discussed in the reports Vulcan periodically files with the SEC.

February 16, 2022

FOR IMMEDIATE RELEASE

Forward-looking statements are not guarantees of future performance and actual results, developments, and business decisions may vary significantly from those expressed in or implied by the forward-looking statements. The following risks related to Vulcan's business, among others, could cause actual results to differ materially from those described in the forward-looking statements: general economic and business conditions; a pandemic, epidemic or other public health emergency, such as the COVID-19 outbreak; Vulcan’s dependence on the construction industry, which is subject to economic cycles; the timing and amount of federal, state and local funding for infrastructure; changes in the level of spending for private residential and private nonresidential construction; changes in Vulcan’s effective tax rate; the increasing reliance on information technology infrastructure, including the risks that the infrastructure does not work as intended, experiences technical difficulties or is subjected to cyber-attacks; the impact of the state of the global economy on Vulcan’s businesses and financial condition and access to capital markets; risks related to international business operations and relationships, including recent actions taken by the Mexican government with respect to Vulcan’s property and operations in that country; the highly competitive nature of the construction industry; the impact of future regulatory or legislative actions, including those relating to climate change, wetlands, greenhouse gas emissions, the definition of minerals, tax policy or international trade; the outcome of pending legal proceedings; pricing of Vulcan's products; weather and other natural phenomena, including the impact of climate change and availability of water; availability and cost of trucks, railcars, barges and ships as well as their licensed operators for transport of Vulcan’s materials; energy costs; costs of hydrocarbon-based raw materials; healthcare costs; labor shortages and constraints; the amount of long-term debt and interest expense incurred by Vulcan; changes in interest rates; volatility in pension plan asset values and liabilities, which may require cash contributions to the pension plans; the impact of environmental cleanup costs and other liabilities relating to existing and/or divested businesses; Vulcan's ability to secure and permit aggregates reserves in strategically located areas; Vulcan’s ability to manage and successfully integrate acquisitions; the effect of changes in tax laws, guidance and interpretations; significant downturn in the construction industry may result in the impairment of goodwill or long-lived assets; changes in technologies, which could disrupt the way Vulcan does business and how Vulcan’s products are distributed; and other assumptions, risks and uncertainties detailed from time to time in the reports filed by Vulcan with the SEC. All forward-looking statements in this communication are qualified in their entirety by this cautionary statement. Vulcan disclaims and does not undertake any obligation to update or revise any forward-looking statement in this document except as required by law.

Source: Vulcan Materials Company